                                                                   EXHIBIT 10.14



                                                 DATE:  November 21, 2000




TO:               Mr. Wayne Spraggins

FROM:             Sharon L. Rodgers


         I am pleased to inform you that you have been approved to participate in the management incentive plan for fiscal 2001. You will participate in the plan based on an individual percentage award of 65%.

         For fiscal 2001, 100% of your actual incentive award will be based on achievement of Financial Goals, as set forth below:

                                 Financial Goals

         The Financial Goals for your fiscal 2001 award are as follows:

                                                       Corporate
                                                       Operating Earnings
                        Performance                    (Thousands of Dollars)
                           Level                                (EBITDAL)
                     -----------------               --------------------------
                           25%                                 $100,000
                           50%                                  105,000
                           75%                                  110,000
                          100%                                  115,000

         100% of your actual incentive award will be based on achievement of Financial Goals. Your actual incentive award will be determined by multiplying your total base salary paid in fiscal 2001 times your individual percentage award times the Performance Level achieved as set forth above and will be calculated by the Company. Any such award will be prorated when the Performance Level achieved falls between the 25% and 100% levels. No incentive award will be paid if the Performance Level is below 25%, and no additional incentive award will be paid for any financial results which exceed the 100% Performance Level.

         The general guidelines of the plan for fiscal 2001 are as follows:

         9. Operating earnings (EBITDAL) will be defined as reported in the Company's financial statements (Red Stripe).

         10. Your actual incentive award will be paid on an annual basis, with payment to be made as soon as practical after the fiscal year audit is completed.

         11. No incentive award will be paid if you are not in the employ of the Company on the last day of the fiscal year (effective date of severance must be after fiscal year end).

         12. In the event you are reassigned or given a new position and responsibilities during the fiscal year (promotion or demotion), payment of the incentive award will be determined on a case-by-case basis. The Company reserves the right to deny payment or to reduce the incentive award in the case of demotions.

         Please indicate your understanding of the plan, the performance goals and your potential incentive award by signing and returning this letter to me. A copy is provided for your personal files.



                                                    ----------------------------

SLR/kjw



Acknowledged: -----------------------------------

Date:         -----------------------------------